As filed with the Securities and Exchange Commission on May 19, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

U.S. Silica Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-3718801
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

24275 Katy Freeway, Suite 600 Katy, Texas	77494
(Address of Principal Executive Offices)	(Zip Code)

U.S. Silica Holdings, Inc. 2011 Incentive Compensation Plan

(Full title of the plan)

Stacy Russell

Executive Vice President, General Counsel & Corporate Secretary

U.S. Silica Holdings, Inc.

24275 Katy Freeway, Suite 600

Katy, Texas 77494

(Name and address of agent for service)

(281) 258-2170

(Telephone number, including area code, of agent for service)

Copy to:

G. Scott Lesmes

Morrison & Foerster LLP

2100 L Street NW, Suite 900

Washington, D.C. 20037

(202) 887-1563

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement is being filed by U.S. Silica Holdings, Inc. (the “Company”), in accordance with General Instruction E to Form S-8, to register 3,200,000 additional shares of common stock for issuance under the Fifth Amended and Restated U.S. Silica Holdings, Inc. 2011 Incentive Compensation Plan, as amended (the “Plan”), as approved by the Company’s shareholders on May  11, 2023. The contents of the Company’s Registration Statement on Form S-8 (No. 333-179480 ) filed with the Securities and Exchange Commission (the “Commission”) on February  10, 2012, the Registration Statement on Form S-8 (No. 333-204062) filed with the Commission on May  11, 2015, the Registration Statement on Form S-8 (No. 333-238198) filed with the Commission on May  12, 2020, the Registration Statement on Form S-8 (No. 333-256389) filed with the Commission on May 21, 2021, and the Registration Statement on Form S-8 (No. 333-265119) filed with the Commission on May 20, 2022 each relating to the Plan, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which are on file with the Commission, are incorporated herein by reference:

1.	The Registrant’s Annual Report on Form 10-K for the Registrant’s fiscal year ended December 31, 2022;

2.	The Registrant’s Quarterly Report on Form 10-Q for the Registrant’s quarter ended March 31, 2023;

3.	The Registrant’s Current Report on Form 8-K filed on January 20, 2023, the Current Report on Form 8-K filed on March 23, 2023, and the Current Report on Form 8-K filed on May 12, 2023; and

4.

The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed on January 31, 2012, including any amendment or report filed for the purpose of updating that description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) after the date of this Registration Statement, but prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Our Commission File Number is 001-35416. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description

3.1	Third Amended and Restated Certificate of Incorporation of U.S. Silica Holdings, Inc., effective May 4, 2017 (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 10, 2017 (File No. 001-35416))

3.2	Third Amended and Restated Bylaws of U.S. Silica Holdings, Inc., effective May 4, 2017 (incorporated by reference from Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 10, 2017 (File No. 001-35416))

5.1	Opinion of Morrison & Foerster LLP

10.1	Fifth Amended and Restated U.S. Silica Holdings, Inc. 2011 Incentive Compensation Plan (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 12, 2023 (File No. 001-35416))

23.1	Consent of Grant Thornton LLP

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

23.3	Consent of Third Party Qualified Person

24.1	Powers of Attorney (included on signature page hereto)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Katy, State of Texas, on May 19, 2023.

U.S. SILICA HOLDINGS, INC.

By:	/s/ STACY RUSSELL
Name:	Stacy Russell
Title:	Executive Vice President, General Counsel & Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each officer and director of U.S. Silica Holdings, Inc. whose signature appears below hereby severally constitutes and appoints Bryan A. Shinn and Stacy Russell, each of them individually (with full power to each of them to act alone), with full power of substitution and resubstitution, his/her true and lawful attorney-in fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this power of attorney. This power of attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 19, 2023.

Signature	Title

/s/ BRYAN A. SHINN Bryan A. Shinn	Chief Executive Officer and Director (Principal Executive Officer)

/s/ DONALD A. MERRIL Donald A. Merril	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ CHARLES W. SHAVER Charles W. Shaver	Chairman of the Board of Directors

/s/ PETER C. BERNARD Peter C. Bernard	Director

/s/ DIANE K. DUREN Diane K. Duren	Director

/s/ WILLIAM J. KACAL William J. Kacal	Director

/s/ SANDRA R. ROGERS	Director
Sandra R. Rogers